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[Letterhead of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP]

                              September 8, 1999

Metro-Goldwyn-Mayer Inc.
2500 Broadway Street
Santa Monica, CA 90404

     Re:  Registration of up to $862,500,000 of Securities of
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          Metro-Goldwyn-Mayer, Inc.
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission by Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to $862,500,000 aggregate offering price of securities (the "Securities") consisting of one or more of the following: (i) shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, and (ii) transferrable subscription rights (the "Rights") to purchase shares of the Company's Common Stock.

     In our capacity as counsel for the Company in connection with such Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with applicable law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for the purposes of this opinion.

     Our opinions herein are limited to the General Corporation Law of the State of Delaware (based upon the latest unofficial compilation thereof available to us) and the federal laws of the United States. We express no opinion whatsoever with respect to the laws of any other jurisdiction and can assume no responsibility for the applicability or effect of any such laws. We have assumed that to the extent any of the Securities or agreements and undertakings of the Company in furtherance of the Securities contain provisions which require compliance with laws

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Metro-Goldwyn-Mayer Inc.
September 8, 1999
Page 2

other than the General Corporation Law of the State of Delaware or the federal laws of the United States, such compliance has occurred.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. Upon due authorization by the Company's Board of Directors of a designated number of shares of Common Stock for issuance at a price to be set by the Company's Board of Directors and assuming that the Company has authorized but unissued shares of Common Stock remaining under its Certificate of Incorporation, the Common Stock to be offered and sold by the Company under the Registration Statement will be duly authorized, and upon issuance, and delivery of and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     2. Upon due authorization by the Company Board of Directors of a designated number of Rights for issuance upon the terms to be set by the Company Board of Directors, the Rights to be offered and sold by the Company under the Registration Statement will be duly authorized, and upon issuance and delivery of, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus (including any supplements thereto), included therein.

                                 Very truly yours,

      /s/ Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP

        CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP